Exhibit 99.2

FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Acquisition of Auction123, Inc.

Milwaukee, Wis., November 2, 2016 – ARI Network Services, Inc. (NASDAQ: ARIS) announced today that it has acquired Auction123, Inc., a leading provider of software and services to help dealers in selected vertical markets manage and feed inventory information to online marketplaces to drive more sales and leads. Auction123 serves several vertical markets including automotive, powersports, recreational vehicles and marine. Terms of the transaction were not disclosed.

“The acquisition of Auction123 will accelerate ARI’s growth in our existing vertical markets, introduces ARI into the automotive dealer market and is consistent with our strategy to grow the business both organically and through strategic acquisitions,” said ARI President and CEO Roy W. Olivier. “We are excited about the opportunity to cross-sell our other products into Auction123’s base of more than 1,200 dealers.”

Founded in 2001, Auction123 has been a leader in online marketing solutions, inventory management and website development solutions for dealers in selected vertical markets. Their award-winning web-based software offers tight and seamless integration between the dealer management system (DMS), the dealer’s website, eBay Motors, Craigslist, Facebook and other third-party classified websites.

Auction123 will maintain its headquarters in Weston, Florida.

“We expect the Auction123 acquisition to generate incremental revenue of more than $3 million for the remainder of our fiscal 2017 and be accretive to adjusted EBITDA,” said ARI CFO William A. Nurthen.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment/vehicle models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, recreational vehicle, home medical equipment, and appliance industries. More than 23,500 dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

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Read more about ARI: investor.arinet.com/about-us

Images for media use only

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Notice Regarding Forward-Looking Statements

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, 414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Theresa DeNicola, ARI, 414.973.4334, theresa.denicola@arinet.com